Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Asbury Automotive Group, Inc. Deferred Compensation Plan of our reports dated February 23, 2017, with respect to the consolidated financial statements of Asbury Automotive Group, Inc. and the effectiveness of internal control over financial reporting of Asbury Automotive Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Atlanta, Georgia
October 26, 2017